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                                                                  EXHIBIT 10(m)

                               VARLEN CORPORATION
                  1993 DEFERRED INCENTIVE STOCK PURCHASE PLAN
                           AS ADOPTED MARCH 29, 1993

    1. PURPOSE. The purpose of this Plan is to advance the interests of Varlen Corporation by providing an opportunity to selected officers and other key employees of the Company and its Subsidiaries to purchase shares of Common Stock through the commitment to purchase shares of Common Stock pursuant to this Plan. By encouraging stock ownership, the Company seeks to establish as close an identity as feasible between the interests of the Company and its Subsidiaries and those of such officers and other key employees and also seeks to attract, retain, motivate and reward employees of superior ability, training and experience. The intent of the Board, on adoption of this Plan, is to offer only one Purchase Right hereunder to each eligible individual selected as an offeree, so that each offeree will have only a one-time opportunity to participate in the Plan; however, this intent shall not operate to preclude the Committee's ability, in exercising the discretion granted to it in Section 5, to grant additional Purchase Rights to selected eligible individuals in appropriate circumstances.

    2.  DEFINITIONS

        (1) BOARD means the Board of Directors of the Company.

        (2) CODE means the Internal Revenue Code of 1986 and regulations thereunder, as amended from time to time.

        (3) COMMITTEE means the committee appointed by the Board responsible for administering the Plan in accordance with Section 5.

        (4) COMMITMENT means an Employee's written commitment to purchase all or any portion of the shares of Common Stock offered to the Employee under a Purchase Right.

        (5) COMMON STOCK means the common stock of the Company, par value $.10 per share.

        (6) COMPANY means Varlen Corporation, a Delaware corporation.

        (7) DIRECTOR means each individual who is serving as a member of the Board as of the time of reference.

        (8) DISINTERESTED PERSON means a person who qualifies as such under Rule 16b-3(c)(2)(i) under Section 16 of the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission, which generally is defined as a Director who is not, during the one year prior to service as a member of the Committee, or during such service, granted or awarded equity securities pursuant to the Plan or any other plan of the Company or its affiliates, except that participation in a formula plan, participation in an ongoing securities acquisition plan, or an election to receive an annual retainer fee in either cash or an equivalent amount of securities, or partly in each, shall not disqualify a Director from being a Disinterested Person.

        (9) EMPLOYEE means an employee of the Company or any Subsidiary within the meaning of Code Section 3401(c); "key employee" means an executive, administrative or managerial Employee who is determined by the Committee to be eligible to be granted Purchase Rights under the Plan.

       (10) EXCHANGE ACT means the Securities Exchange Act of 1934 and the rules and regulations promulgated pursuant thereto, as amended from time to time.

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       (11) EXERCISE DATE means the fifth anniversary of the date a Purchase
    Right is granted to an offeree, or such earlier date on which a Purchase Right is exercised pursuant to Section 7(4), Section 7(7), or Section 9.

       (12) PLAN means this Varlen Corporation 1993 Deferred Incentive Stock Purchase Plan as set forth herein, and as amended from time to time.

       (13) PURCHASE RIGHT means a right to purchase shares of Common Stock granted to an eligible Employee pursuant to Section 7 of this Plan.

       (14) SECURITIES ACT means the Securities Act of 1933 and rules and regulations promulgated pursuant thereto, as amended from time to time.

       (15) SUBSIDIARY means a "subsidiary" of the Company within the meaning of Code Section 424(f), which generally is defined as any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

    3. EFFECTIVE DATE. This Plan was approved and adopted by the Board on March 29, 1993. The effective date of the Plan shall be May 25, 1993, the date of the annual meeting of stockholders of the Company, so long as the Plan is approved by the stockholders of the Company on said date.

    4. STOCK SUBJECT TO PLAN. The maximum aggregate number of shares of Common Stock that may be made subject to Purchase Rights granted hereunder is 100,000 shares, which number shall be adjusted in accordance with Section 8 in the event of any change in the Company's capital structure. Shares of Common Stock issued pursuant to the Plan may consist, in whole or in part, of either authorized and unissued shares or issued shares held in the Company's treasury. Any shares subject to a Purchase Right that for any reason expires or is terminated unexercised as to such shares may again be the subject of a Purchase Right under the Plan.

    5. ADMINISTRATION. The Plan shall be administered by a Committee appointed by the Board consisting of not fewer than two individuals who are Directors, who are not Employees, and who are Disinterested Persons. The Board shall have the discretion to remove and appoint members of the Committee from time to time. The Committee shall have full power and discretion, subject to the express provisions of the Plan, (i) to determine each key Employee to whom a Purchase Right is to be granted, the time (or times, in appropriate circumstances) at which a Purchase Right is to be granted to each selected key Employee, the exercise price per share under each Purchase Right, and the number of shares of Common Stock to be made subject to each Purchase Right; (ii) to interpret and construe the Plan and to prescribe, amend and rescind rules and regulations for its administration; (iii) to determine the terms and provisions of each agreement evidencing a Purchase Right; and (iv) to make all other determinations the Committee deems necessary or advisable for administering the Plan. All decisions of the Committee shall be made by a majority of its members, which shall constitute a quorum, and shall be reflected in minutes of its meetings.

    6. ELIGIBILITY. Purchase Rights may be granted to such Employees who are officers or other key employees as the Committee selects. A Director who is not an Employee is not eligible to receive Purchase Rights pursuant to this Plan.

    7. TERMS AND CONDITIONS OF PURCHASE RIGHTS. Purchase Rights granted pursuant to the Plan and an offeree's Commitment to purchase shares of Common Stock pursuant thereto shall be evidenced by Purchase Right agreements in such form and containing such terms and conditions as the Committee shall determine. If an Employee to whom a Purchase Right is granted does not execute a Purchase Right agreement evidencing his or her Commitment in the form prescribed by the Committee within thirty (30) days after the Employee's receipt of a

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Purchase Right agreement from the Company, the Purchase Right shall be void and of no further force or effect. Each Purchase Right agreement evidencing a Purchase Right and Commitment shall contain among its terms and conditions the following:

        (1) PRICE. The purchase price per share of Common Stock payable under the terms of each Purchase Right granted hereunder shall be as determined by the Committee in its discretion but shall not be less than the book value of the Common Stock on that date.

        (2) NUMBER OF SHARES. Each Purchase Right agreement shall specify the maximum and minimum, if any, number of shares the offeree may make a Commitment to purchase.

        (3) TERMS OF COMMITMENT. Each Purchase Right, to the extent the offeree has made a Commitment to purchase shares pursuant thereto, shall be exercised automatically on the Exercise Date, subject to Subsections 7(4) and (7). Each offeree shall make deposits of the aggregate purchase price for the shares of Common Stock he made a Commitment to purchase on the Exercise Date in 20 substantially equal quarterly installments payable on each of January 31, April 30, July 31 and October 31 (or, if not a business day, the next business day following such date) beginning on the first such date which follows the execution of the Purchase Right agreement, with the last installment due on the Exercise Date. Such deposits shall be made in cash; the offeree may agree to make such deposits through payroll deduction. All deposits received or held by the Company pending payment of the purchase price on an Exercise Date under a Purchase Right may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such deposits. Each Purchase Right agreement shall provide that, so long as the offeree continues to make such deposits and the Purchase Right has not terminated, the offeree shall receive a payment of cash compensation in an amount equal to the amount of any dividend that would have been paid with respect to the number of shares of Common Stock equal to the aggregate number of shares of Common Stock the offeree has made a Commitment to purchase; such cash compensation shall be payable as soon as practicable after the date any such dividend is paid to stockholders of the Company. Once an offeree has made a Commitment, the offeree may not withdraw from, modify or cancel the Commitment except in the event of (i) the offeree's hardship, as determined by the Committee in its discretion or (ii) such other circumstances as the Committee approves in its discretion. If an offeree withdraws from, modifies or cancels the Commitment (i) in the case of hardship or such other circumstances as the Committee approves, the offeree shall be treated as though he has ceased to be an Employee pursuant to Section 7(7)(i) except that the Exercise Date of the Purchase Right shall be the fifth anniversary of the date the Purchase Right was granted to the offeree, or (ii) other than in the case of hardship or such other circumstances as the Committee approves, the offeree shall be treated as though he has ceased to be an Employee pursuant to Section 7(7)(iii) on the date of such withdrawal, modification or cancellation and the Exercise Date or date for payment of cash, as the case may be, shall be as determined by the Committee, but shall be no later than the fifth anniversary of the date the Purchase Right was granted to the offeree.

        (4) EXERCISE. Subject to Subsection 7(7), each Purchase Right shall be exercised automatically on the Exercise Date to the extent of the offeree's Commitment if the Purchase Right has not terminated prior to the Exercise Date, all conditions required for the exercise of the Purchase Right have been satisfied, and the offeree has paid the purchase price for the shares being acquired in full. The Company shall, within a reasonable period of time following such Exercise Date, deliver a certificate representing the shares of Common Stock so acquired; provided, that the Company may postpone issuance and delivery of shares upon any exercise of a Purchase Right to the extent necessary or advisable to comply with applicable exchange listing requirements, National Association of Securities Dealers, Inc. ("NASD") requirements, or federal or state securities laws. If the shares of Common Stock acquired on an Exercise
    Date are not at that time effectively registered under the Securities
    Act, the offeree shall provide to the Company, as a condition to the

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    offeree's exercise of the Purchase Right, a letter, in form and substance satisfactory to the Company, to the effect that the shares are being purchased for the offeree's own account for investment and not with a view to distribution or resale, and to such other effects as the Company deems necessary or appropriate to comply with federal and applicable state securities laws.

        (5) WITHHOLDING TAXES. The Company's obligation to deliver shares of Common Stock upon exercise of a Purchase Right, in whole or in part, shall be subject to the offeree's satisfaction of all applicable federal, state and local tax withholding obligations. For federal income tax purposes, all amounts payable by an offeree pursuant to Section 7(3) shall constitute deposits made toward the purchase on the Exercise Date of the Common Stock subject to the Purchase Right.

        (6) NONTRANSFERABILITY OF PURCHASE RIGHT. Prior to Commitment no Purchase Right shall be transferable. After Commitment, no Purchase
    Right shall be transferable by the offeree otherwise than by will or the laws of descent and distribution and shall be exercisable during the offeree's lifetime only by the offeree (or the offeree's guardian or legal representative).

        (7) TERMINATION OF PURCHASE RIGHTS. Each Purchase Right agreement evidencing a Purchase Right shall contain provisions for the termination of the Purchase Right if the offeree ceases for any reason to be an Employee, which provisions shall be no more favorable to the offeree than the following:

            (i) TERMINATION WITH CONSENT. If the offeree ceases to be an Employee and the Company or Subsidiary that is the Employee's primary employer at the time of termination consents in writing to the exercise of a Purchase Right following such termination, then the Exercise Date of that Purchase Right shall be the date of such termination and the Purchase Right shall terminate on the Exercise Date; the number of shares of Common Stock for which that Purchase Right shall be exercised on such Exercise Date is the number of whole shares of Common Stock equal to the aggregate number of shares of Common Stock the offeree has made a Commitment to purchase, multiplied by a fraction, the numerator of which is the total amount the offeree has deposited in quarterly installments pursuant to Section 7(3) through the date of such termination and the denominator of which is the total purchase price under the Commitment. Notwithstanding the preceding sentence, if the fair market value per share of Common Stock on the date of such termination is less than the purchase price per share of Common Stock under the Purchase Right, then the Purchase Right shall terminate immediately on such termination of employment and the aggregate amount of the purchase price under the Purchase Right the offeree has deposited through such termination date shall be paid to the offeree in cash as soon as practicable thereafter.

           (ii) RETIREMENT, DEATH OR DISABILITY. If the offeree ceases to be an Employee by reason of retirement under one or more of the Company's (or a Subsidiary's) retirement plans including, without limitation, early retirement, or in the event of the offeree's death or disability (within the meaning of Code Section 22(e)(3)) while an Employee, then the Exercise Date of that Purchase Right shall be the date 90 days after such termination (or, if not a business day, on the next business day) and the Purchase Right shall terminate on the Exercise Date; the number of shares of Common Stock for which that Purchase Right shall be exercised on such Exercise Date shall be, at the election of the offeree (or the offeree's legal representative, executor, administrator, or person acquiring a Purchase Right by bequest or inheritance) (i) the number of shares of Common Stock equal to the aggregate number of shares of Common Stock the offeree has made a Commitment to purchase, or (ii) the number of whole shares of Common Stock equal to the aggregate number of shares of Common Stock the offeree has made a Commitment to purchase, multiplied by a fraction, the numerator of which is the total amount the offeree has deposited in quarterly installments pursuant to Section 7(3) through the date of such termination and the denominator of which is the total purchase price under the Commitment.

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           (iii) OTHER TERMINATION.  If the offeree ceases to be an Employee for any reason other than those enumerated in Subsections 7(7)(i) and (ii) above, each Purchase Right shall terminate immediately on such termination of employment and the aggregate amount of the purchase price thereunder the offeree has deposited through such termination date shall be paid to the offeree in cash as soon as practicable thereafter;
       provided that, if the fair market value per share of Common Stock on the date of such termination is less than the purchase price per share of Common Stock under the Purchase Right, then the Purchase Right Exercise Date will be the date of such termination, the Purchase Right shall terminate on said Exercise Date, and the number of shares of Common Stock for which the Purchase Right shall be exercised on such Exercise Date is the number of whole shares of Common Stock equal to the aggregate number of shares of Common Stock the offeree has made a Commitment to purchase, multiplied by a fraction, the numerator of which is the total amount the offeree has deposited in quarterly installments pursuant to Section 7(3) through the termination date and the denominator of which is the total purchase price under the Commitment.

    8. ADJUSTMENT FOR CHANGES IN CAPITALIZATION. Appropriate and equitable adjustment shall be made in the maximum number of shares of Common Stock subject to the Plan under Section 4 and, subject to Section 9, in the number, kind and purchase price of shares of Common Stock subject to then outstanding Purchase Rights to give effect to any changes in the outstanding Common Stock by reason of any stock dividend, stock split, stock combination, merger, consolidation, reorganization, recapitalization or any other change in the capital structure of the Company affecting the Common Stock after the effective date of the Plan.

    9.  CHANGE IN CONTROL; MERGER, ETC.

        (1) CHANGE IN CONTROL. Upon the occurrence of any of the events listed below, each outstanding Purchase Right held by each offeree pursuant to this Plan shall become immediately exercisable for the full number of shares of Common Stock the offeree committed to purchase thereunder; such exercise may be made at any time beginning with the date of such event and ending with the original Exercise Date stated in the Purchase Right, but only upon payment of the full purchase price thereunder for the shares being acquired (to the extent not already deposited) and satisfaction of any other conditions to such exercise. An offeree shall have the opportunity to exercise a Purchase Right upon or after the occurrence of any such event only once, upon which exercise the Purchase Right shall terminate; the offeree may not so exercise a Purchase Right for fewer than the number of whole shares of Common Stock equal to the aggregate number of shares of Common Stock the offeree has made a Commitment to purchase, multiplied by a fraction, the numerator of which is the total amount the offeree has deposited in quarterly installments pursuant to Section 7(3) through the date of such termination and the denominator of which is the total purchase price under the Commitment. The events are as follows:

            (i) The sale by the Company of all or substantially all of its assets;

           (ii) Any of the following events if, immediately following such event, a majority of the Directors consists of persons who were not Directors immediately prior to the date of such event:

              (a) the sale of 50% or more of the outstanding shares of Common Stock of the Company in a single transaction;

              (b) the consummation of a tender offer (by a party other than the Company) for more than 50% of the outstanding shares of Common Stock of the Company; or

               (c) subject to Section 9(2) below, the consummation of a merger or consolidation involving the Company; or

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           (iii) An election of new Directors if immediately following such election a majority of the Directors consists of persons who were not nominated by management to stand for election as Directors in such election.

        (2) WHERE COMPANY DOES NOT SURVIVE. In the event of a merger or consolidation to which the Company is a party but is not the surviving company, the Committee in its discretion may vote to negate and give no effect to the acceleration of Purchase Rights pursuant to Section 9(1)(ii)(c), but only if and to the extent that an executed agreement of merger or consolidation provides that the offeree holding such a Purchase Right shall receive the same merger consideration as the offeree would have received as a stockholder of the Company had the exercisability of the Purchase Right been accelerated in accordance with Section 9(1)(ii)(c) and the offeree properly exercised the Purchase Right immediately prior to the merger or consolidation and received the full number of shares the offeree committed to purchase thereunder.

        (3) LIQUIDATION OR DISSOLUTION. The provisions of Section 8 and Subsections 9(1) and (2) shall not cause any Purchase Right to terminate other than upon its exercise or in accordance with other applicable provisions of the Plan. However, in the event of the liquidation or dissolution of the Company, the Exercise Date of each outstanding
    Purchase Right shall be the date of such liquidation or dissolution, the Purchase Right shall be exercised on that date in accordance with Section 7(4), and the Purchase Right shall thereupon terminate, except to the extent otherwise specifically provided in the Purchase Right agreement evidencing the Purchase Right.

    10. RIGHTS OF OFFEREES. No Employee shall have a right to be granted a Purchase Right or, having received a Purchase Right, a right again to be granted a Purchase Right. An offeree shall have no rights as a stockholder with respect to any shares of Common Stock covered by his or her Purchase Right until and only to the extent that shares are properly acquired on the Exercise Date of the Purchase Right. Nothing in this Plan or in any Purchase Right granted pursuant to the Plan shall confer on any individual any right to continue in the employ of the Company or any Subsidiary or interfere in any way with the right of the Company or any Subsidiary to terminate or modify the terms or conditions of the employment of the Purchase Right holder.

    11. AMENDMENT AND TERMINATION OF THE PLAN. The Board may at any time amend, suspend or terminate the Plan in its discretion without further action on the part of the stockholders of the Company, except that:

        (1) no such amendment, suspension or termination of the Plan shall adversely affect or impair any then outstanding Purchase Right without the consent of the offeree holding the Purchase Right; and

        (2) any such amendment, suspension or termination that requires approval by the stockholders of the Company to comply with applicable provisions of the Code, rules promulgated pursuant to
    Section 16 of the Exchange Act, applicable state law or NASD or exchange listing requirements shall be subject to approval by the stockholders of the Company within the applicable time period prescribed thereunder, and shall be null and void if such approval is not obtained.

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